Exhibit 4.6.6

EXECUTION VERSION

SIXTH SUPPLEMENTAL INDENTURE (this “Sixth Supplemental Indenture”), dated as of January 13, 2017, among Sabra Health Care Limited Partnership, a Delaware limited partnership, and Sabra Capital Corporation, a Delaware corporation (together, the “Issuers”), Sabra Health Care REIT, Inc., a Maryland corporation (the “Parent” and a Guarantor, as defined in the Indenture referred to herein), Sabra 1717 Preferred Equity, LLC, a Delaware limited liability company, Sabra Beavercreek Preferred Equity, LLC, a Delaware limited liability company, Sabra BRP Celebration JV, LLC, a Delaware limited liability company, Sabra Canadian GP I, Inc., a British Columbia corporation, Sabra Canadian Holdings, LLC, a Delaware limited liability company, Sabra Canadian Properties I, Limited Partnership, a British Columbia limited partnership, Sabra Celebration Preferred Equity, LLC, a Delaware limited liability company, Sabra Clarksville Preferred Equity, LLC, a Delaware limited liability company, Sabra Deerfield Preferred Equity, LLC, a Delaware limited liability company, Sabra Hagerstown, LLC, a Delaware limited liability company, Sabra Health Care Holdings VI, LLC, a Delaware limited liability company, Sabra Health Care Investments, LP, a Delaware limited partnership, Sabra McCordsville Preferred Equity, LLC, a Delaware limited liability company, Sabra North Carolina GP, LLC, a Delaware limited liability company, Sabra Texas Properties IV, L.P., a Texas limited partnership, Sabra TRS Holdings, LLC, a Delaware limited liability company, SbraREIT Canadian GP V Inc., a Nova Scotia corporation and SbraREIT Canadian Properties V, Limited Partnership, a Alberta limited partnership (each a “Guaranteeing Subsidiary” and collectively, the “Guaranteeing Subsidiaries”) and Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”). The Issuers, the Parent, and the Guaranteeing Subsidiaries each have their address for purposes of the Indenture at 18500 Von Karman Ave, Suite 550; Irvine, CA 92612,

WITNESSETH

WHEREAS, the Issuers, the Parent and the guarantors party thereto have heretofore executed and delivered to the Trustee an Indenture dated as of May 23, 2013 (as amended and supplemented, the “Indenture”), as supplemented by the First Supplemental Indenture, dated as of May 23, 2013 (the “First Supplemental Indenture”) providing for the issuance of 5.375% Senior Notes due 2023, the Second Supplemental Indenture, dated as of January 8, 2014, which added certain guarantors, the Third Supplemental Indenture dated as of January 23, 2014 (the “Third Supplemental Indenture”) providing for the issuance of the 5.5% Senior Notes due 2021 (collectively, with the 5.375% Senior Notes due 2023, the “Notes”), the Fourth Supplemental Indenture, dated as of April 30, 2014, which added certain guarantors, and the Fifth Supplemental Indenture, dated as of September 29, 2014, which added certain guarantors;

WHEREAS, Section 10.14 of the First Supplemental Indenture and the Third Supplemental Indenture, as applicable, provides that under certain circumstances the Parent shall not permit any future Guaranteeing Subsidiary of the Issuers to Guarantee any Indebtedness of the Issuers unless such Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the obligations of the Issuers under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guaranty”);

WHEREAS, pursuant to Section 8.01 of the First Supplemental Indenture and the Third Supplemental Indenture, as applicable, each Guaranteeing Subsidiary is required to endorse a notation of its Note Guaranty substantially in the form included in Exhibit B to the First Supplemental Indenture and the Third Supplemental Indenture, as applicable;

WHEREAS, pursuant to Section 9.1 and 9.6 of the First Supplemental Indenture and the Third Supplemental Indenture, as applicable, the Trustee is authorized and directed to execute and deliver this Sixth Supplemental Indenture;

WHEREAS, this Sixth Supplemental Indenture has not resulted in a material modification of the issuance of the Notes for FACTA purposes; and

WHEREAS, all the conditions and requirements necessary to make this Sixth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Issuers, the Parent, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTY. Each Guaranteeing Subsidiary hereby agrees, jointly and severally with the other Guarantors (as defined in the Indenture referred to herein), to provide an unconditional Guaranty, on and subject to the terms, conditions and limitations set forth in the Guaranty and in the Indenture, including, but not limited, to Article Eight of the First Supplemental Indenture and the Third Supplemental Indenture and to perform all of the obligations and agreements of a Guarantor under the Indenture as if named as a Guarantor thereunder.

3. NOTATION OF GUARANTY. Each Guaranteeing Subsidiary hereby agrees that a notation of such Note Guaranty substantially in the form included in Exhibit B to the First Supplemental Indenture and the Third Supplemental Indenture, as applicable, shall be endorsed by an Officer of each Guaranteeing Subsidiary in accordance with the requirements of Section 8.3 of the First Supplemental Indenture and the Third Supplemental Indenture, as applicable.

4. NEW YORK LAW TO GOVERN. THIS SIXTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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5. COUNTERPARTS. The parties may sign any number of copies of this Sixth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF may be used in lieu of the originals shall be deemed to be their original signatures for all purposes.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the Issuers and the Parent.

8. REPRESENTATIONS AND WARRANTIES. The Issuers, the Parent, each Guarantor and each Guaranteeing Subsidiary hereby represents and warrants to the Trustee and the Holders that all the conditions and requirements necessary to make this Sixth Supplemental Indenture a valid, binding and legal instrument, enforceable in accordance with its terms, have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, all as of the date first above written.

SABRA HEALTH CARE LIMITED PARTNERSHIP,
as Issuer,

By:	Sabra Health Care REIT, Inc., its general partner

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

SABRA CAPITAL CORPORATION,
as Issuer,

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Treasurer and Secretary

SABRA HEALTH CARE REIT, INC.,
as Parent and a Guarantor,

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Sixth Supplemental Indenture]

SABRA 1717 PREFERRED EQUITY, LLC
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Chief Financial Officer and Secretary

SABRA BEAVERCREEK PREFERRED EQUITY, LLC
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Chief Financial Officer and Secretary

SABRA BRP CELEBRATION JV, LLC
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Chief Financial Officer and Secretary

SABRA CANADIAN GP I INC.
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Chief Financial Officer and Secretary

SABRA CANADIAN HOLDINGS, LLC
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Chief Financial Officer and Secretary

SABRA CANADIAN PROPERTIES I, LIMITED PARTNERSHIP
as a Guarantor

By:	SABRA CANADIAN GP I, Inc., its General Partner

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Chief Financial Officer and Secretary

[Signature Page to Sixth Supplemental Indenture]

SABRA CELEBRATION PREFERRED EQUITY, LLC
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Chief Financial Officer and Secretary

SABRA CLARKSVILLE PREFERRED EQUITY, LLC
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Chief Financial Officer and Secretary

SABRA DEERFIELD PREFERRED EQUITY, LLC
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Chief Financial Officer and Secretary

SABRA HAGERSTOWN, LLC
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Chief Financial Officer and Secretary

SABRA HEALTH CARE HOLDINGS VI, LLC
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Chief Financial Officer and Secretary

SABRA HEALTH CARE INVESTMENTS, LP
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Chief Financial Officer and Secretary

[Signature Page to Sixth Supplemental Indenture]

SABRA MCCORDSVILLE PREFERRED EQUITY, LLC
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Chief Financial Officer and Secretary

SABRA NORTH CAROLINA, GP, LLC
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Chief Financial Officer and Secretary

SABRA TEXAS PROPERTIES IV, L.P.
as a Guarantor

By:	SABRA TEXAS HOLDINGS GP, LLC
its General Partner

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Chief Financial Officer and Secretary

SABRA TRS HOLDINGS, LLC
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Chief Financial Officer and Secretary

SBRAREIT CANADIAN GP V INC.
as a Guarantor

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Chief Financial Officer and Secretary

[Signature Page to Sixth Supplemental Indenture]

SBRAREIT CANADIAN PROPERTIES V, LIMITED PARTNERSHIP
as a Guarantor

By:	SBRAREIT CANADIAN GP V INC.,
its General Partner

By:	/s/ Harold W. Andrews, Jr.
	Name:	Harold W. Andrews, Jr.
	Title:	Chief Financial Officer and Secretary

[Signature Page to Sixth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee,

By:	/s/ Michael Tu
	Name:	Michael Tu
	Title:	Assistant Vice President

[Signature Page to Sixth Supplemental Indenture]